Exhibit 99.1

 September 2021  mRNA Engineered Cell & Cytokine Medicines  A platform company in cell, gene-editing & cytokine therapies

 Disclaimer  This presentation is intended to provide summary information about the business of Brooklyn ImmunoTherapeutics, Inc. (“BTX”). The information in this presentation is in no respects complete, comprehensive or exhaustive, and it should be read in conjunction with BTX’s public filings with the Securities and Exchange Commission, including information set forth in those filings under “Risk Factors” and similar headings. Forward-Looking Statements. Certain statements presented below on pages 3, 4, 7 and 8 are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that are not statements of historical fact and may be identified by terminology such as “expect,” “plan,” “potential,” “project” or “will” or other similar words. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results may vary significantly from BTX’s expectations based on a number of risks and uncertainties, including but not limited to the following: (i) the evolution of BTX’s business model into a platform company focused on cellular, gene editing and cytokine programs; (ii) BTX’s ability to successfully, cost effectively and efficiently develop its technology and products; (iii) BTX’s ability to successfully commence clinical trials of any products on a timely basis or at all; (iv) BTX’s ability to successfully fund and manage the growth of its development activities; (v) BTX’s ability to obtain regulatory approvals of its products for commercialization; and (vi) uncertainties related to the impact of the COVID-19 pandemic on the business and financial condition of BTX, including on the timing and cost of its clinical trials. BTX cannot guarantee any future results, levels of activity, performance or achievements. The industry in which BTX operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in BTX’s public filings with the Securities and Exchange Commission, including its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2021 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 for a more complete discussion of these factors and other risks, particularly under the heading “Risk Factors.” BTX expressly disclaims any obligation to update forward-looking statements after the date of this presentation.   2

BTX: World's Only mRNA Cell-Engineering Platform

- What is mRNA cell-engineering? Messenger RNA ("mRNA") is a special class of molecules that contain the instructions that determine how cells function. BTX's platform is being designed to harness mRNA to engineer cells to treat disease by repairing disease-causing mutations and directing the formation of stem cells.
- BTX is developing a platform of gene-editing and cell therapies based on exclusively in-licensed mRNA technology
  - Engineered mRNA allows gene editing without provoking an immune response
  - mRNA therapeutics are safe and highly effective in patients
  - Fast to market – mRNA products have proven accelerated entry into clinical development
  - Low cost of goods sold – mRNA products avoid complex and costly viral-vector manufacturing
  - Can target any gene
  - No limit to the number or complexity of cellular modifications that can be made
  - Enables high-potency mRNA and precision cell therapies
  - Engineered cells are fully rejuvenated allowing longer-lasting treatments
- BTX's in-licensed vehicle safely delivers mRNA to cells inside and outside the body

3

Brooklyn ImmunoTherapeutics

BTX: Leveraging In-licensed Patent Portfolio to Advance Medicine

- BTX has an exclusive license from Factor Bioscience to a portfolio of granted patents around mRNA-based cell engineering that will provide BTX with a competitive advantage
- BTX's major platform components:
  - mRNA Cell Reprogramming (25 patents, extensive cellular data)
  - mRNA Gene Editing (15 patents, extensive cellular data)
  - NoveSlice™ Gene-Editing Protein (15 patents, extensive cellular data)
  - ToRNAdo™ mRNA Delivery Vehicle (4 patents, extensive cell and animal data)


Reverse Merger with NTN Buzztime (NYSE American: BTX)
Established R&D Center in Cambridge, MA
In-Licensed mRNA Patents
Acquired Novellus Therapeutics
IND-Enabling Pre-Clinical Studies
IND – Indication 1 (est.)
2021
2022
2023

NoveSlice and ToRNAdo are trademarks of Factor Bioscience Limited.

4

 Fields of Medicine Addressable with BTX Technology  5

 ToRNAdo™ Delivery Offers Superior Results  6  Vector toxicity

An Investment in BTX Today Offers Future Value

- Breadth and depth of BTX technology offer numerous opportunities for successful clinical results
- BTX in-licensed patent portfolio offers potential for licensing and royalty revenue in coming years
- BTX technology platform offers predictable path to clinical development, with initial cellular products expected within 2 years
- BTX patent portfolio offers range of clinical applications at lower cost and lower risk
- BTX legacy cytokine portfolio and completed Phase 2b trial offer additional value
  - Opportunity for partnering in the Ph3 registration study
  - Opportunity for advancing another Ph2 study in a different oncologic indication

7

Brooklyn ImmunoTherapeutics

8  8    BTX  CRISPR1  TALENs2  Zinc-Finger Nucleases3  mRNA Vaccines4  CAR-T5  Primary Technologies  mRNA Cell ReprogrammingmRNA Gene EditingNoveSlice™ToRNAdo™  CRISPR(including base-editing)  TALENs  Zinc-Finger Nucleases  None  Viral Vectors for CAR-T  mRNA Gene Editing  Yes  No  No  No  No  No  mRNA Cell Reprogramming  Yes  No  No  No  No  No  mRNA Delivery  Yes  Electroporation (limited to ex-vivo)  Electroporation (limited to ex-vivo)  Electroporation (limited to ex-vivo)  Vaccines  N/A  High Off-Target Effects  No  Yes(short gRNA recognition sequence)  Yes(based on plant-pathogen sequences)  Yes(requires extensive screening)  N/A  N/A  Immune response  No  Yes(bacterial protein)  Possible(plant- pathogen sequences)  Possible  Yes(desired for vaccines)  N/A  On-Target Efficiency  High  Medium  Medium  Medium  N/A  N/A  Cell Rejuvenation  Yes  No  No  No  No  No  BTX Technology: Competitive Landscape  Example Companies: 1 Beam Therapeutics, CRISPR Therapeutics, Editas Medicine, Intellia Therapeutics. 2 Allogene Therapeutics, Cellectis, Iovance Biotherapeutics. 3 Sangamo Therapeutics. 4 BioNTech, Moderna. 5 Juno Therapeutics, Kite.

 September 2021  A platform company in cell, gene-editing & cytokine therapies   mRNA Engineered Cell & Cytokine Medicines